EXHIBIT 99.7

CONSENT TO ACT

AS AN OFFICER AND DIRECTOR

I, Chuchu Zhang, hereby consent to act in the position of a director of SavMobi Technology Inc, a Nevada corporation, (the “Corporation”) and hereby certify that:

1.	I am not disqualified from becoming or acting as an Officer or Director of the Corporation pursuant to the Nevada Business Corporation Act.

2.	My address is as follows:

Room 1704, Unit 2, Building C-14, Zhonghai Huanyutianxia, Qianmo Road, Xixing Street, Binjiang District, Hangzhou City, Zhejiang, China.

3.	This consent was given before my election or appointment as an Officer and Director.

4.	This consent shall become effective as of January 5, 2023 and shall continue in effect from year to year so long as I am re-elected a Director, but in the event I revoke this consent, or in the event I resign as a Director, this consent shall cease to have effect from the effective date of such revocation or resignation.

Dated at January 5, 2023 on this 5th day of January 2023.

Chuchu Zhang
(Signature)